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                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 17, 1997 by and among HEARX LTD., a Delaware corporation, with headquarters located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407 (the "COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of preferred stock: 1997 Convertible Preferred Stock, par value $1.00 per share (the "1997 PREFERRED STOCK"), convertible into shares of Common Stock, par value $.10 per share, of the Company (the "COMMON STOCK") upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION");

         C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such number of shares of 1997 Preferred Stock as is set forth on the signature page hereto executed by Buyer; and

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES.

         a. Purchase of Preferred Shares. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of 1997 Preferred Stock as is set forth on the signature page hereto executed by Buyer (together with any 1997 Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "PREFERRED SHARES") at a price per share equal to One Thousand Dollars ($1,000.00), the stated value thereof (the "PER SHARE PURCHASE PRICE").

         b. Form of Payment. On the Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Preferred Shares to be issued and sold (the "PURCHASE PRICE") by wire transfer to First Union National Bank of Georgia (the "Escrow Agent") in accordance with the terms of that certain Escrow Agreement dated March 17, 1997 by and among the Company, Zanett Securities, Inc., Buyers and the Escrow Agent (the "Escrow Agreement"), and (ii) the Company shall deliver to the Escrow Agent, pursuant to the Escrow Agreement, duly executed certificate(s) representing such number of Preferred Shares which such buyer is purchasing.
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         c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon Eastern Standard Time on March 17, 1997 or such other mutually agreed upon time. The closing shall occur on the Closing Date at the offices of Bryan Cave LLP, 700 Thirteenth Street, N.W., Washington, DC 20005 or such other mutually agreed place.

2. BUYER'S REPRESENTATIONS AND WARRANTIES

         Each Buyer severally represents and warrants to the Company that:

         a. Investment Purpose. The Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES") (collectively, the "SECURITIES") for its own account, not as nominee or agent, for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act.

         b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

         c. Reliance on Exemptions. The Buyer understands that the Preferred Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares.

         d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk.

         e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that

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the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

         g. Legends. The Buyer understands that the Preferred Shares and, until such time as the Conversion Shares have been registered under the 1933 Act, the certificates for the Conversion Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities law.

         h. Organization; Authorization; Enforcement. Buyer is duly organized and existing under the laws of its organization and has all requisite corporate or partnership (as the case may be) power and authority to purchase the Preferred Shares pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms.

         i. Residency. The Buyer is a resident of the jurisdiction set forth under such Buyer's name on the signature page hereto executed by such Buyer.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Buyer that:

         a. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, properties, financial condition or prospects of the Company or on the transactions contemplated hereby. None of the Company's subsidiaries are engaged in any activities which are material to the operations of the Company and its subsidiaries taken as a whole.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Escrow Agreement and the Registration Rights Agreement, and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Escrow Agreement and the Registration Rights Agreement, such instrument will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         c. Capitalization. As of February 28, 1997, the authorized capital stock of the Company consisted of (i) 130,000,000 shares of Common Stock of which 84,131,158 shares were issued and outstanding, 4,466,475 shares were reserved for issuance pursuant to the Company's stock option plans, and 23,378,247 shares were reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock; and
(ii) 2,000,000 shares of preferred stock, of which no shares of 1996-Series A Convertible Preferred Stock, 750 shares of 1996 Series B-1 Convertible Preferred Stock, and 1,000 shares of 1996 Series B-2 Convertible Preferred Stock are issued and outstanding. All of such outstanding shares of capital stock have been validly issued, fully paid and nonassessable. As of the date hereof, 4,325,000 shares of Common Stock are reserved for issuance upon conversion of the Preferred Shares to be issued hereunder (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below). As of the date hereof, 10,000 shares of 1997 Preferred Stock are duly authorized for issuance by the Company. Except as disclosed in SCHEDULE 3(C), no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or, to the Company's knowledge, any liens or encumbrances. Except as disclosed in SCHEDULE 3(C), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any

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shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to the Buyer true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION") and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS").

         d. Issuance of Shares. The Preferred Shares and Conversion Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, upon conversion of the Preferred Shares, the Securities shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company which have not been waived. The term Conversion Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Article VI.E. of the Certificate of Designation.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance and reservation for issuance of the Preferred Shares and Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Escrow Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.

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         f. SEC Documents, Financial Statements. Since December 31, 1994, the
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 29, 1995 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         g. Absence of Certain Changes. Since December 29, 1995 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.

         h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries which, individually or in the aggregate, not material to the financial condition or operating results of the Company.

         i. Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the

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statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         j. Acknowledgment Regarding Buyers' Purchase of Preferred Shares. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers' purchase of the Preferred Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

4. COVENANTS.

         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

         b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to each Buyer on or prior to such Closing Date.

         c. Reporting Status. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

         d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for the Company's internal working capital purposes, including the opening of new centers. The Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

         e. Expenses. Except as otherwise provided in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for the payment of its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

         f. Additional Equity Capital. The Company agrees that during the period beginning on the date hereof and ending one hundred eighty (180) days following the Closing Date (THE "LOCK-UP PERIOD"), the Company will not, without the prior written consent of each of the

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Buyers then holding shares of 1997 Preferred Stock, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) in any form ("FUTURE OFFERINGS"). In addition, the Company agrees that it will not conduct any Future Offering during the period beginning on the date hereof and ending one (1) year after the Closing Date unless it shall have first provided to Zanett Securities, Inc. at least ten (10) days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing Zanett Securities, Inc. an option during such ten (10) day period to purchase up to fifty percent (50%) of the proposed Future Offering on the same terms as contemplated by such Future Offering (the "CAPITAL RAISING LIMITATION"). The Capital Raising Limitation shall not apply to any commercial banking loan or issuances of securities in connection with a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitation also shall not apply to the issuance of securities pursuant to an underwritten public offering or upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants.

         g. Financial Information. The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         h. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance (the "RESERVED AMOUNT") , 125% of the number of shares of Common Stock necessary to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith at such time (the "TOTAL COMMON SHARES"). The foregoing notwithstanding, (i) if the Reserved Amount is at any time less than 125% of the Total Common Shares, the Company shall thereafter be obligated to have authorized and reserved for issuance, 150% of the Total Common Shares, (ii) the Company shall not issue any shares of Common Stock, other than shares upon conversion of 1997 Preferred Stock and shares which are currently reserved for issuance and disclosed in Section 3(c) hereof, if at such time the Reserved Amount is less than 200% of the Total Common Shares, and (iii) if the Company breaches the provisions of clause (ii) above, the Company shall thereafter at all times be obligated to have authorized and reserved for issuance 200% of the Total Common Shares.

         i. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Shares.

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         j. Corporate Existence. So long as a Buyer beneficially owns any
Preferred Shares, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the American Stock Exchange ("AMEX"), the New York Stock Exchange or the Nasdaq National Market System.

5. TRANSFER AGENT INSTRUCTIONS.

         The Company shall instruct its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof, in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable securities laws upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Preferred Shares to a Buyer at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion. The obligation of the Company to issue and sell Preferred Shares to any Buyer is distinct from its obligation to issue and sell Preferred Shares to another Buyer.

         With respect to the closing:

                  (i) Such Buyer shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Company and, in the case of the Escrow Agreement, to the Escrow Agent.

                  (ii) Such Buyer shall have wire transferred the Purchase Price to the Escrow Agent in accordance with Section 1(b) above.

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                  (iii) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.

                  (iv) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

         The obligation of each Buyer hereunder to purchase the Preferred Shares at the closing, as applicable, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

         With respect to the closing:

         (i) The Company shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Buyer and, in the case of the Escrow Agreement, to the Escrow Agent.

         (ii) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

         (iii) The Company shall have delivered duly executed certificates (in such denominations as such Buyer shall request) representing the Preferred Shares being so purchased to the Escrow Agent in accordance with Section 1(b) above.

         (iv) The Common Stock shall be authorized for quotation on AMEX, and trading in the Common Stock (or on AMEX generally) shall not have been suspended by the SEC or AMEX.

         (v) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

         (vi) Such Buyer shall have received an opinion of the Company's counsel, dated as of the date of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the same form as EXHIBIT C attached hereto.

         (vii) Such Buyer shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date.

         (viii) The Company shall have delivered evidence reasonably satisfactory to Buyer's counsel that no approval of the Company's stockholders is required under the rules of the AMEX in order to issue any of the Preferred Shares at the closing hereunder or to issue the Conversion Shares.

         (ix) The Company shall have obtained all necessary consents, including without limitation, the consent of the current registered holders of 1996 Series B-1 Convertible Preferred Stock and 1996 Series B-2 Convertible Preferred Stock, necessary to file the Certificate of Designations and otherwise consummate the transactions contemplated hereby.

         (x) The Irrevocable Transfer Agent Instructions, in the form attached hereto as Exhibit D, shall have been delivered to and acknowledged in writing by the Company's transfer agent. In the event the Company is unable to obtain the transfer agent's acknowledgment at the time of the Closing, the Company undertakes to use its best efforts to obtain such acknowledgment as soon s possible.

8. COMPANY'S POST CLOSING OBLIGATIONS.

         (a) As soon as practicable after the Closing Date, all of the Conversion Shares issuable upon conversion of the Preferred Shares sold at the Closing shall be listed upon AMEX (subject to official notice of issuance).

         (b) Within fifteen (15) days of the Closing Date, the Company shall file a Registration Statement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) underlying the Preferred Shares issued at the Closing. The Company shall use its reasonable best efforts to cause such registration statement to become effective within one hundred twenty (120) days of the Closing Date. In the event that such registration is not effective within the one hundred twenty (120) days following the Closing Date, the Company shall incur penalties as set forth in Section 2(c) of the Registration Rights Agreement.

9. GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware without regard to the principles of conflict of laws. The parties hereto submit to the exclusive jurisdiction of the U.S. federal courts located in New York, New York, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transaction contemplated hereby or thereby.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

         HEARx LTD.
         1250 Northpoint Parkway
         West Palm Beach, FL 33407
         Attention:  Paul A. Brown, M.D.
                     Chairman of the Board

         With copy to:

         Bryan Cave LLP
         700 13th Street, N.W.
         Suite 700
         Washington, DC  20005
         Attention:  LaDawn Naegle, Esquire

         If to Buyers:

         Zanett Securities, Inc.
         10 East 76th Street
         New York, NY  10021
         Attention:  Claudio Guazzoni

         With copy to:

         Klehr, Harrison, Harvey, Branzburg & Ellers

         1401 Walnut Street
         Philadelphia, PA  19102
         Attention:  Todd L. Silverberg, Esq.

         If to any other Buyer, to such address set forth under such Buyer's name on the signature page hereto executed by such Buyer.

         Each party shall provide notice to the other party of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Zanett Securities, Inc. and its affiliates and assigns.

         i. Survival. The representations and warranties of the Company set forth in Section 3 shall survive the closings for a period of two (2) year notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The covenants and agreements contained herein shall survive the Closing for the longer of (i) the expiration thereof pursuant to their specific terms, or (ii) the date upon which all shares of 1997 Preferred Stock have been converted or redeemed and all shares of Common Stock issuable upon exercise thereof have been sold. The Company agrees to indemnify and hold harmless each of the Buyers for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations set forth in
Section 3 hereof or the Company's agreement set forth in Section 9(m) below, including advancement of expenses as they are incurred.

         j. Publicity. The Company and each of the Buyers shall have the right to approve before issuance any press releases, SEC, AMEX or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, AMEX or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the Closing shall not have occurred on or before fifteen (15) business days from the date hereof, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

         m. Finders. The Company acknowledges that it has engaged a finder in connection with the sale of the Preferred Shares, which finder may have formally or informally engaged other finders or agents on its behalf. The Company shall be responsible for the payment of any finder's or placement agreement's fees relating to or arising out of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

HEARx LTD.

By: /s/ Paul A. Brown
    -----------------------------------
    Name: Paul A. Brown, M.D.
    Its:  Chairman and CEO


Olympus Securities, Ltd.

By: /s/ Anne Dupuy
    -----------------------------------
    Name: Anne Dupuy
    Its:  Alternate Director

    RESIDENCE: Bermuda

    ADDRESS:
    AGGREGATE SUBSCRIPTION AMOUNT: $2,125,000

    Number of Shares of 1997 Convertible Preferred Stock: 2,125

    Aggregate Purchase Price: $2,125,000

                       [Signatures Continued on Next Page]

                     [Signatures Continued From Prior Page]

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

HEARx LTD.

By: /s/ Paul A. Brown, MD
    -------------------------------------
    Name: Paul A. Brown, MD
    Its:  Chairman and CEO


NELSON PARTNERS

By: /s/ Anne Dupuy
    -------------------------------------
    Name:  Anne Dupuy
    Its:   Alternate Director

    RESIDENCE: Bermuda

    ADDRESS:
    AGGREGATE SUBSCRIPTION AMOUNT: $2,125,000

    Number of Shares of 1997 Convertible Preferred Stock: 2,125

    Aggregate Purchase Price: $2,125,000

                     [Signatures Continued From Prior Page]

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

HEARx LTD.

By: /s/ Paul A. Brown, MD
    ------------------------------------
    Name: Paul A. Brown, MD
    Its:  Chairman and CEO


ZANETT LOMBARDIER, LTD.

By: /s/ G. A. Cicogna
    ------------------------------------
    Name:  G. A. Cicogna
    Title: Director

    RESIDENCE: Caymen Islands

    ADDRESS:

    AGGREGATE SUBSCRIPTION AMOUNT: $1,500,000

    Number of Shares of 1997 Convertible Preferred Stock: 1,500

    Aggregate Purchase Price: $1,500,000

                     [Signatures Continued From Prior Page]

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

HEARx LTD.

By: /s/ Paul A. Brown, MD
    ------------------------------------
    Name: Paul A. Brown, MD
    Its:  Chairman and CEO


CAPITAL VENTURES INTERNATIONAL

By: /s/ Heights Capital Management
    ------------------------------------
    By:    /s/ Andrew Frost
    Name:  Andrew Frost
    Title: President

    RESIDENCE: Caymen Islands

    ADDRESS:

    AGGREGATE SUBSCRIPTION AMOUNT: $4,250,000

    Number of Shares of 1997 Convertible Preferred Stock: 4,250

    Aggregate Purchase Price: $4,250,000

                                                                   SCHEDULE 3(c)

CONTRACTUAL "PREEMPTIVE" RIGHTS

         Rights of the "Buyers" under that Securities Purchase Agreement dated as of May 3, 1996 relating to the sale and issuance of the 1996 Series B-1 Convertible Preferred Stock and the 1996 Series B-2 Convertible Preferred Stock.


OUTSTANDING OPTIONS, WARRANTS, CONVERTIBLE SECURITIES AND OTHER RIGHTS

         1. Warrant Certificate for Purchase of Stock dated February 20, 1991 issued to Minnesota Mining and Manufacturing Company ("3M"), covering 5,000 shares of "Senior Preferred Stock convertible into common voting stock" (subsequently known as Senior Preferred Stock, Series C) and, since the Company's listing on the American Stock Exchange, covering 500,000 shares of common stock.

         2. Warrant Certificate for Purchase of Stock dated February 20, 1991 issued to 3M, covering 6,000 shares of "Senior Preferred Stock convertible into common voting stock" (subsequently known as Senior Preferred Stock, Series C) and, since the Company's listing on the American Stock Exchange, covering 600,000 shares of common stock.

         3. Option to Purchase dated May 15, 1992, granted to 3M to purchase up to 8,000 shares of Senior Preferred Stock, Series F which, since the Company's listing on the American Stock Exchange, covers 800,000 shares of common stock.

         4. Currently outstanding other options to purchase common stock of the
Company:

         (a) Non-Incentive Stock Option Agreements between the Company and Jerry Wenger and Charlotte Givens;

         (b) Non-Incentive Stock Option Agreement between the Company and Edward Silverman;

         (c) Options to employees granted under the Company's stock option plans;

         (d) Option to Paul A. Brown to acquire 100,000 shares of common stock; and

         (e) Director stock options issued to Non-Employee Directors.

         5. Warrants to purchase up to 2,290,488 shares of common stock issued in connection with prior private placements.

         6. Warrants to purchase up to 110,000 shares of common stock issued in connection with certain finders fees for prior private placements.

         7. Class A Warrants to purchase up to 11,070,480 shares of common stock issued in connection with 1996 private placement of 1996 Senior Preferred Stock.

         8. Warrants to purchase up to 2,283,278 shares of common stock issued as a finders fee (the "Invemed Warrants") in connection with 1996 private placement of 1996 Senior Preferred Stock and common stock purchase Warrants (described above).

         9. 750 shares of 1996 Series B-1 Convertible Preferred Stock and 1,000 shares of 1996 Series B-2 Preferred Stock, plus warrants to acquire up to 3,750,000 shares of common stock issued (or issuable) upon conversion of the 1996 Series B-1 Convertible Preferred Stock.

         10. Company commitment to issue warrants to Zanett Securities, Inc. to purchase a total of 750,000 shares of common stock (subject to certain vesting requirements).

OUTSTANDING REGISTRATION RIGHTS

         1. Certain registration rights granted to Minnesota Mining and Manufacturing Company ("3M") in connection with certain convertible preferred stock purchases and options to purchase certain convertible preferred stock (now common stock).

         2. Registration rights granted pursuant to a Registration Rights Agreement dated January 26, 1996 in connection with the 1996 private placement of 1996 Senior Preferred Stock and common stock purchase warrants.

         3. Registration rights granted pursuant to a Registration Rights Agreement dated as of May 3, 1996 in connection with the offer and sale of the 1996 Series B-1 Convertible Preferred Stock and the 1996 Series B-2 Convertible Preferred Stock.